Laboratory Corporation of America-Registered Trademark- Holdings
358 South Main Street
Burlington, NC 27215
Telephone:  336-584-5171


FOR IMMEDIATE RELEASE
---------------------
Contact:  336-436-4855
          Pamela Sherry
          Investor@labcorp.com

Shareholder Direct: 800-LAB-0401
                    www.labcorp.com

Dynacare Inc.
972-387-3200
Zbig Biskup
Zbiskup@dynacare.com

LABORATORY CORPORATION OF AMERICA-REGISTERED TRADEMARK-ANNOUNCES
ANNOUNCES DEFINITIVE AGREEMENT TO ACQUIRE DYNACARE INC.

Burlington, NC, and Dallas, TX, May 9, 2002 - Laboratory Corporation of America-Registered Trademark- Holdings (LabCorp-Registered Trademark-)
(NYSE: LH), a national clinical laboratory with 2001 revenues of $2.2 billion, and Dynacare Inc. (Nasdaq: DNCR; TSE: DNA), a leading independent provider of laboratory testing in North America, today announced that they have entered into a definitive agreement under which LabCorp will acquire all of the outstanding shares of Dynacare for approximately $480 million in cash and stock. In addition, LabCorp will assume approximately $205 million in Dynacare debt in conjunction with the closing of the transaction.

The acquisition is anticipated to be immediately accretive to LabCorp's EPS in 2002, and to adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) in the first full year. LabCorp expects to realize an estimated $45 million in annual cost savings synergies by year-end 2004.

Under the terms of the agreement, which was unanimously approved by the boards of both companies, LabCorp will acquire 100 percent of the outstanding shares of Dynacare common stock for $23.00 per share pursuant to a Plan of Arrangement under Canadian Law. Under the Plan of Arrangement, each outstanding share of Dynacare common stock will be exchanged for $11.50 in cash and 0.1164 shares of LabCorp common stock. LabCorp will issue approximately 2.4 million new common shares in connection with the transaction, based on Dynacare's approximately 20.9 million diluted shares outstanding. The cash component of the transaction will be funded by a combination of cash on hand, borrowings under LabCorp's existing credit facility and a new bridge loan facility.

Under separate agreements, Dynacare's two largest shareholders and certain officers and directors, who hold in the aggregate 48.2 percent of Dynacare's outstanding common stock, will irrevocably undertake to vote their shares in favor of the Plan of Arrangement and, under certain circumstances, sell their shares to LabCorp if the Agreement is terminated or the Arrangement does not close. The offer and the merger are conditioned on, among other things, a favorable vote by the holders of two-thirds of Dynacare's outstanding common shares and regulatory approvals in the U. S. and Canada.

Dynacare, with 24 central laboratories, two esoteric laboratories, 115 rapid response labs and 302 patient service centers, provides clinical laboratory testing services in 21 states and two Canadian provinces. Dynacare, a portfolio company of private equity firm GTCR Golder Rauner, L.L.C., had 2001 revenues of approximately $238 million (based on U.S. GAAP) and has approximately 6,300 employees.

"We are excited to have reached an agreement with Dynacare," said Thomas P. Mac Mahon, LabCorp chairman and chief executive officer.
"This transaction will enable LabCorp to provide more physicians and their patients with improved access to an expanded menu of leading-edge testing technologies. The merger will also expand our ability to service managed care and hospital customers and to achieve greater operating efficiencies.
Clearly, the combination with Dynacare will help us achieve these objectives."

Mr. Mac Mahon also said, "We are pleased that Harvey A. Shapiro, chairman and chief executive officer of Dynacare, has agreed to remain with the Company and become president of the Canadian operations, in addition to participating in the integration of the two companies."

Mr. Shapiro said, "We are very excited about the opportunities this combination presents and believe this transaction offers our shareholders fair value for their Dynacare investment. Further, joining the strengths of Dynacare and LabCorp will create a more dynamic company in a swiftly changing and ever more demanding health care marketplace."

Dynacare has also announced the termination of its joint ventures in Pittsburgh, PA and Schenectady, NY. These terminations are expected to result in an after tax charge of approximately $4.7 million in Dynacare's second quarter.

LabCorp will host a conference call with investors to discuss the transaction on May 9, 2002 at 9:00 A.M. ET. A live webcast of the call will be available online at www.labcorp.com or at www.streetevents.com beginning at 9:00 A.M. ET, with an online rebroadcast continuing through May 24, 2002. The live call at 9:00 A.M. is also available in a listen-only mode by dialing 212-346-6440. A telephone replay of the call will be available through May 16, 2002, and can be heard by dialing 800-633-8284 (858-812-6440 for international callers). The access code for the replay is 205-91-655.

About Dynacare
--------------
Through its integrated network of regional laboratory operations, Dynacare provides innovative and trusted clinical laboratory services to its clients, their patients and professional partners. Dynacare provides laboratory services in 21 U.S. states and is a leading provider of laboratory services in Canada. Further information about Dynacare can be obtained from the Company's web site at www.dynacare.com.

About LabCorp
-------------
The first national clinical laboratory to fully embrace genomic testing, Laboratory Corporation of America-Registered Trademark- Holdings (LabCorp-Registered Trademark-) has been a pioneer in commercializing new diagnostic technologies. As a national laboratory with annual revenues of $2.2 billion in 2001 and over 19,000 employees, the Company offers more than 4,000 clinical tests ranging from routine analyses to sophisticated molecular diagnostics. Serving over 200,000 clients nationwide, LabCorp combines its expertise in innovative clinical testing technology with its Centers of Excellence. The Center for Molecular Biology and Pathology, in Research Triangle Park, North Carolina, offers state-of-the-art molecular gene-based testing in infectious disease, oncology and genetics. Its National Genetics Institute in Los Angeles is an industry leader in developing novel, highly sensitive polymerase chain reaction (PCR) methods for testing hepatitis C and other blood borne infectious agents. LabCorp's Minneapolis-based ViroMed offers molecular microbial testing using real time PCR platforms, while its Center for Esoteric Testing in Burlington, North Carolina, performs the largest volume of specialty testing in the network. LabCorp's clients include physicians, state and federal government, managed care organizations, hospitals, clinics, pharmaceutical and Fortune 1000 companies, and other clinical laboratories.

For LabCorp Investors
---------------------
Each of the above forward-looking statements is subject to change based on various important factors, including without limitation, competitive actions in the marketplace and adverse actions of governmental and other third-party payors. Further information on potential factors that could affect LabCorp's financial results is included in the Company's Form 10-K for the year ended December 31, 2001 and subsequent SEC filings.

For Dynacare Investors
----------------------
This press release may contain "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934. When used in this press release, the words "may," "could," "should," "would," "believe," "anticipate," "estimate," "expect," "intend," "plan" and similar expressions or statements regarding future periods are intended to identify forward-looking statements. All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events, which by their nature involve substantial risks and uncertainties beyond Dynacare Inc.'s control. Dynacare Inc. undertakes no obligation to update or revise any forward-looking statement for events or circumstances after the date on which such statement is made. Dynacare Inc. cannot assess the impact of or the extent to which any single factor or risk, or combination of them, may cause actual results to differ materially from those contained in any forward-looking statements. For a more complete discussion of risk factors, please see Dynacare Inc.'s filings with the Securities and Exchange Commission, including its Annual Report on Form
10K for the year ended December 31, 2001.

Security holders of Dynacare Inc. are urged to read the proxy statement regarding the proposed Plan of Arrangement when it is finalized and distributed to security holders because it will contain important information for making an informed decision. The definitive proxy statement will be filed with the U.S. Securities and Exchange Commission (the"SEC") by Dynacare, and security holders may obtain a free copy of such proxy statement when it becomes available, and other documents filed with the SEC by Dynacare, at the SEC's website at www.sec.gov. The definitive proxy statement, when it becomes available, and other documents filed by Dynacare, may also be obtained free of charge by directing a request to Dynacare Inc., 14900 Landmark Boulevard, Suite 200, Dallas, Texas 75254, attention:
Zbig S. Biskup, Executive Vice President and Chief Financial Officer and Secretary.

Dynacare and it directors and executive officers may be deemed to be participants in the solicitation of proxies from the security holders of Dynacare in favor of the transaction. The directors and executive officers of Dynacare and their beneficial ownership of Dynacare common stock as of April 15, 2002 are set forth in the proxy statement for the 2002 annual meeting filed by Dynacare on April 30, 2002. Security holders of Dynacare may obtain additional information regarding the interests of such participants by reading the definitive proxy statement when it becomes available.